UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010
_______________________________________________________________

GHN AGRISPAN HOLDING COMPANY
(Exact name of registrant as specified in its charter)

NEVADA	333-162471	88- 0142286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

402 M, No. 16 Xinfeng 3rd Road, Xiamen City, PRC
(Address of principal executive offices) (Zip Code)

+86-136-6600-1113
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Director

Effective July 1, 2010, Jason Ma was appointed to serve as a director of GHN Agrispan Holding Company.  Prior to joining us, Mr. Ma served, and currently continues to serve, as the Vice President for Maxpeak Investment Ltd., a corporate finance consulting firm in Shanghai and Hong Kong.  From February 2008 to June 2009, Mr. Ma served as a director for Stanford Capital Finance (Hong Kong).  From June 2005 to December 2007, Mr. Ma served as the Director of Business Development of Titanium Technology Limited, an information technology company.  Mr. Ma received his Bachelor of Science degree from the University of California, Berkeley in 1995, his Master of Business Administration degree from the University of Southern California’s Marshall School of Business in 1998, and his Master of Science degree from the Hong Kong University in 2002.

Mr. Ma has no direct family relationships any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Ma will be receiving a monthly compensation of 20,000 Renminbi, or approximately US $2,941, in connection with his service on our Board of Directors.  The Company currently does not have a standing audit, nominating or compensation committee of the board of directors, or any committee performing similar functions.  We expect Mr. Ma to serve on one or more of these committees upon formation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GHN AGRISPAN HOLDING COMPANY
Dated: July 19, 2010

	By:	/s/ Yi Zhen Xu
Yi Zhen Xu
Chairman and Executive Director, Chief Executive Officer and Principal Executive Officer

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